LEASE GUARANTY AGREEMENT
                              (Clearwater Guaranty)


         THIS LEASE GUARANTY AGREEMENT (this "Guaranty"), made as of the 1st day of October, 1998, by CENTENNIAL HEALTHCARE CORPORATION, a Georgia corporation (the "Guarantor") in favor of EBT HEALTHCARE PROPERTIES, L.P., a Delaware limited partnership (the "Lessor").

                                    RECITALS:

         Pursuant to the Lease Agreement described on Exhibit A hereto between the Lessor and Centennial HealthCare Properties Corporation, a Georgia corporation (the "Lessee") (the "Lease"), Lessee leases from Lessor certain real estate and the nursing home facility situated thereon (the "Nursing Home") located in Clearwater County, Idaho (such real estate and Nursing Home being more particularly described in the Lease and collectively referred to herein as the "Property").

         NOW, THEREFORE, in consideration of the recitals, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as security for the payment of all rent, all expenses, charges and other amounts from time to time owing to Lessor pursuant to the Lease, and for the performance of all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lessor pursuant to the Lease (collectively referred to herein the "Lease Obligations"), the Guarantor agrees and covenants with Lessor and represents and warrants to Lessor as follows:

         1. Guarantee of Lease Obligations. The Guarantor hereby unconditionally guarantees to the Lessor the due, regular, and punctual payment and performance of the Lease Obligations. Upon the failure of the Lessee timely to pay or perform any of the Lease Obligations, the Guarantor further guarantees timely to pay or perform any of the Lease Obligations and the payment of all reasonable costs and expenses actually incurred by Lessor in paying or performing such Lease Obligations (but Lessor shall not be required to pay or perform such Lease Obligations). Further, the Guarantor guarantees the payment of all reasonable costs, attorneys' fees, and expenses that are actually incurred by the Lessor by reason of a default under the Lease (as defined in Section 20 of the Lease, hereinafter "Event of Default") by the Lessee, including reasonable fees and expenses in any appellate or bankruptcy proceedings.

         Upon any Event of Default (as therein defined) pursuant to the Lease, the Guarantor unconditionally promises to pay to the Lessor such amounts as are necessary to cure the Event of Default, or at the option of the Lessor, the Guarantor agrees to pay the outstanding Lease Obligations (including, without limitation, any accelerated rental due upon such Event of Default) in full.

         This Guaranty is unconditional, and the Guarantor agrees that the Lessor, upon the occurrence of an Event of Default pursuant to the Lease, shall not be required to assert any claim or cause of action against Lessee before asserting any claim or cause of action against the Guarantor under this Guaranty. Furthermore, the Guarantor agrees that the Lessor shall not be required to pursue or foreclose on any collateral that it may receive from the Lessee, the Guarantor, or others as security for any of the Lease Obligations before making a claim or asserting a cause of action against the Guarantor under this Guaranty.

         The failure of the Lessor to perfect its security interest in any collateral now or hereafter securing all or any part of the Lease Obligations shall not release the Guarantor from its liabilities and obligations hereunder.

         Notice of acceptance of this Guaranty is hereby waived by the Guarantor. Presentment, protest, demand, and notice of protest and demand, and notice of receipt of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by the Lessor from the Lessee or the Guarantor are hereby waived. All settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon the Guarantor.

         This Guaranty shall not be affected, modified, or impaired by the voluntary or Involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting the Lessee or the Guarantor, or any of the assets belonging to either of them, nor shall this Guaranty be affected, modified, or impaired by the invalidity of the Lease.

         Without notice to the Guarantor, without the consent of the Guarantor, and without affecting or limiting the Guarantor's liability hereunder, the Lessor may:

     (a) grant the Lessee extensions of time for payment of the Lease Obligations or any part hereof;

     (b) renew any of the Lease Obligations;

     (c) grant the Lessee extensions of time for performance of agreements or other indulgences;

     (d) at any time release any or all of the collateral, or any mortgage, deed of trust or security interest in any collateral, that now or hereafter secures any of the Lease Obligations;

     (e)  compromise,   settle,   release,  or  terminate  any  or  all  of  the
     obligations, covenants, or agreements of the Lessee under the Lease; and

     (f) with the Lessee's written consent, modify or amend any obligation, covenant, or agreement of Lessee as set forth in the Lease (and such amendments shall nevertheless be binding upon Guarantor).

         This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any Lease Obligations is or is sought to be rescinded or must otherwise be restored or returned by the Lessor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Lessee or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, the Lessee or of or for any substantial part of its property, or otherwise, all as though such payments and performance had not been made.

         2.   Representations   and  Warranties  of  the  Guarantor.   Guarantor
represents and warrants as follows:

         (a) Existence, Power and Qualification. Guarantor is a corporation duly organized and validly existing under the laws of the state of its formation as set forth in' the heading of this Guaranty, has the corporate power to own its properties and to carry on. its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

     (b) Power and Authority . Guarantor has full power and authority to incur the obligations provided for herein, all of which have been authorized by all proper and necessary corporate action.

     (c) Enforceability. This Guaranty constitutes a valid and legally binding obligation of the Guarantor, enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, Guarantor's articles of incorporation or by-laws or any other agreement or instrument binding upon Guarantor.

     (d) Pending Matters. No action or investigation is pending or, to the best of its knowledge, threatened before or by any state or federal court or administrative agency which in Guarantor's reasonable opinion has a substantial likelihood of resulting in a material adverse change in the financial condition, operations or prospects of the Guarantor. To the best of Guarantor's knowledge, Guarantor is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, nor is Guarantor in violation of any order, judgment, or decree of any state or federal court, or any statute or governmental regulation to which it is subject, the violation of which might reasonably be expected to have a material adverse effect on its business or assets.

     (e) Financial Statements Accurate. All financial statements of the Guarantor heretofore provided are, and all financial statements hereafter to be provided will be, true and complete in all material respects as of their respective dates and fairly and will fairly present the financial condition of the Guarantor, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto as presented in accordance with GAAP or in a written certificate delivered with such statements. The financial statements of the Guarantor have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). There has been no material adverse change in the financial condition, operations, or prospects of the Guarantor since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

     (f) No Defaults or Restrictions. There is no declared default under any agreement or instrument nor does there exist any restriction in the organizational documents of the Guarantor that causes or would cause a material adverse effect on the business, properties, operations or condition, financial or otherwise, of Guarantor.

     (g) Payment of Taxes. Guarantor has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by Guarantor.


     (h) ERISA. To the best of Guarantor's knowledge, Guarantor is in compliance with all applicable provisions of the Employee Retirement Income Act of 1974, as amended ("ERISA").

     (i) Disclosure. To the best of Guarantor's knowledge, neither this Guaranty nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to Lessor by Guarantor in connection with this Guaranty contains any untrue, incorrect or misleading statement of material fact, and all of these documents taken as a whole do not omit to state a fact material to this Guaranty, to Lessor's decision to enter into this Guaranty or to the transactions contemplated hereunder. All representations and warranties made herein or any certificate or other document delivered to Lessor by or on behalf of Guarantor pursuant to or in connection with this Guaranty, shall be deemed to have been relied upon by Lessor notwithstanding any investigation heretofore or hereafter made by Lessor or on its behalf.

     3. Affirmative Covenants of the Guarantor. The Guarantor covenants and agrees that so long as the Lease Obligations are outstanding, it shall comply with each of the following affirmative covenants: (a) Payment of Rent/Performance of Lease Obligations. Within five (5) business days of Lessor's demand thereof, duly and punctually pay or cause to be paid all rent and other charges due under the Lease in accordance with its terms and duly and punctually pay or cause to be paid or performed all Lease Obligations.

     (b) Maintenance of Existence. Preserve and maintain its existence and, in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes qualification necessary, maintain such qualification and good standing.

     (c)  Payment  of Taxes.  Pay and  discharge  all  taxes,  assessments,  and governmental charges or levies imposed upon it, including, without limitation, all current tax liabilities of all kinds, all required withholdings of income taxes of employees, all required old age and unemployment contributions, and all so-called provider taxes.

     (d) Annual Audited Reporting Requirements. Furnish to Lessor, as soon as available and in any event within ninety (120) days after the end of each fiscal year of Guarantor, annual financial statements of the Guarantor, which shall be audited and certified by an independent certified public accountant reasonably acceptable to Lessor as (i) fairly presenting the financial condition of Guarantor as at the end of such fiscal year and the results of the operations of Guarantor for such period and (ii) having been prepared in accordance with GAAP. In addition, Guarantor will furnish to the Lessor such other financial information of the Guarantor as the Lessor shall deem reasonably necessary. All financial statements shall be in form and detail as the Lessor shall from time to time reasonably request. Guarantor agrees that all financial statements will be true and correct as of their respective dates in all material respects and will fairly present the financial condition of the Guarantor and such financial statements (or the notes thereto) will not omit any liabilities, direct or indirect, fixed or contingent, of a material nature.

     (e) Examination and Visitation By Lessor. At any reasonable time and from time to time during normal business hours, permit Lessor or its representatives to examine and make copies and abstracts from the records and books of account of, and visit the properties of the Guarantor, and to discuss the affairs, finances and accounts of the Guarantor with any of Lessor's respective officers, directors or employees.

     (f) Accounting Records. Keep adequate records and books of account, with complete entries made in accordance with GAAP consistently applied, reflecting its financial transactions.

     (g) Conduct of Business. Cause Lessee to conduct the operation of the Nursing Home at all times in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates of need, Medicaid and Medicare agreements and any other agreements necessary for the use and operation of the Nursing Home or as may be necessary for participation in the Medicaid and Medicare programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in the Medicaid or Medicare programs (to the extent the Nursing Home is currently participating in such programs).

     (h) Comply with Laws. Comply and cause the Lessee to comply with all applicable statutes and governmental regulations; pay and cause the Lessee to pay, all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations prior to the date the same become overdue, provided that Guarantor (or Lessee, as applicable) shall have the right to contest the validity or amount of such taxes, assessments, charges or claims provided (a) such contest is in good faith, (b) Guarantor provides Lessor written notice of such contest, (c) if requested by Lessor, Guarantor either pays the amount due or claimed to be due prior to such contest or deposits an amount (together with any interest and penalties that may accrue during the period of such contest) with Lessor which, together with any bond provided under part (d), will be adequate for payment in the event such contest is unsuccessful, and (d) no lien is imposed on the Property or, if imposed, such lien is promptly bonded off or otherwise removed.

     4. Events of Default. The Guarantor's failure to properly and timely perform or observe any covenant or condition set forth in this Guaranty which is not cured with any. applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lessor's notice to Guarantor of such default, or the filing by or against the Guarantor of any proceeding under bankruptcy or insolvency laws, shall constitute an "Event of Default" hereunder and under the Lease.

     5. Waiver of Subrogation. The Guarantor hereby irrevocably waives and relinquishes as against Lessor any right of subrogation or other right of reimbursement from the Lessee and any other right to payment from the Lessee arising out of or on account of any sums paid or agreed to be paid by the Guarantor under this Guaranty, whether any such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. The provisions of this subparagraph are made for the express benefit of the Lessee as well as the Lessor and may be enforced independently by the Lessee.

     6. Successors and Assigns. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns. Specifically, Guarantor acknowledges and agrees that this Guaranty may be assigned by the Lessor as collateral security for a loan or loans encumbering the Property, and, upon such assignment, the assignee shall possess all rights and interests of Lessor hereunder.

     7. Severability. In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provisions, and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

     8. Notices. Any notice or other communication required or permitted to be given pursuant to this Guaranty or by applicable law shall be in writing and shall be deemed received on the date delivered, if delivered in person to the person or department specified below, or three (3) days after depositing the same in the U.S. Mail, certified or registered, with return receipt requested, or one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                  If to the Guarantor to:

                  Centennial HealthCare Corporation
                  400 Perimeter Center Terrace
                  Suite 650
                  Atlanta, GA 30346
                  Attn: Mr. Alan C. Dahl

                  If to the Lessor to:

                  EBT Healthcare Properties, L.P.
                  3005 Mountain Ash Court
                  Garland, Texas 75044
                  Attn: Mr. Roland A. Belanger

     Any party may change its address to another single address by notice given as herein provided, except that any change of address must be actually received in order to be effective. 9. Waiver. The failure by the Lessor at any time or times hereafter to require strict performance by the Guarantor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by the Guarantor and delivered to the Lessor shall not waive, affect, or diminish any right of the Lessor hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents, and instruments, and any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Guaranty or in any agreement, document, or instrument now or hereafter executed by the Guarantor and delivered to the Lessor shall be deemed to have been waived by any act or knowledge of the Lessor, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of the Lessor, and directed to the Guarantor specifying such waiver.

     10. Expenses. If, at any time or times hereafter, the Lessor employs counsel to advise or provide other representation with respect to this Guaranty or any other agreement, document, or instrument heretofore, now, or hereafter executed by the Guarantor and delivered to the Lessor with respect to the Lessee or the Lease Obligations, or to commence, defend, or intervene, file a petition, complaint, answer, motion, or any other pleading or to take any other action in or with respect to any suit or proceeding relating to this Guaranty or any other agreement, instrument, or document heretofore, now, or hereafter executed by the Guarantor and delivered to the Lessor with respect to the Lessee or the Lease Obligations, or to represent the Lessor in any litigation with respect to the affairs of the Guarantor or to enforce any rights of the Lessor or obligations of the Guarantor or any other person, firm, or corporation that may be obligated to the Lessor by virtue of this Guaranty, or any other agreement, document, or instrument heretofore or hereafter delivered to the Lessor by or for the benefit of the Guarantor with respect to the Lessee or the Lease Obligations, then in any such events, all of the reasonable attorneys' fees arising from such services, including fees in any appellate or bankruptcy proceedings, and any other reasonable expenses, costs, and charges relating to this Guaranty, the Lessee or the Lease Obligations, shall constitute additional obligations of the Guarantor payable on demand.

     11. Singular and Plural. Singular terms shall include the plural forms, and vice versa.

     12. Entire Agreement. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof, including, without limitation, that prior Lease Guaranty Agreement from Guarantor to Lessor dated July 6, 1994 relating to the Lease.

     13. THE VALIDITY, INTERPRETATION, ENFORCEMENT, AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF GEORGIA.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be properly executed as of the day and year first above written.

                                      CENTENNIAL HEALTHCARE CORPORATION,
                                      a Georgia corporation


                                      By: /s/ Alan C. Dahl
                                          -----------------------------
                                          Alan C. Dahl
                                          Its Vice President

                                    EXHIBIT A
                              Description of Lease
                                  (Clearwater)


         Second Amended and Restated Lease Agreement by and between EBT Healthcare Properties, L.P. and Centennial HealthCare Properties Corporation for the nursing home facility known as Clearwater Health & Rehabilitation, dated as of October 1, 1998.

SCHEDULE 10.14

      CHPC has entered into lease guarantee agreements substantially identical to Exhibit 10.14 as follows:

      1. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Ft. Worth, Texas facility.

      2. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Libby, Montana facility.

      3. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Libby, Montana facility.

      4. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Union, Mississippi facility.

      5. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Natchez, Mississippi facility.

      6. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Winona, Mississippi facility.

      7. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Franklinton, Louisiana facility.

      8. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Bossier City, Louisiana facility.

      9. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Ferriday, Louisiana facility.

      10. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the McComb, Mississippi facility.

      11. Lease Guarantee Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. for the Starkville, Mississippi facility.